Exhibit 20.3

MONTHLY STATEMENT

Capital One Master Trust

SERIES 1999-3

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and supplemented, the “Agreement”), among Capital One Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the “Trust”) during the previous month.  The information which is required to be prepared with respect to the Distribution Date of November 15, 2004, and with respect to the performance of the Trust during the month October, 2004, is set forth below.  Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”).  Certain other information is presented based on the aggregate amounts for the Trust as a whole.  Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Agreement.

A)	Information Regarding Distributions to the Class A Certificateholders
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class A Certificateholders on November 15, 2004, per $1,000 Original Principal Amount	1.8255555500

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount	1.8255555500

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 Original Principal Amount	0.0000000000

B)	Class A Investor Charge-offs and Reimbursement of Charge-offs

	1)	The amount of Class A Investor Charge-offs	$0.00

	2)	The amount of Class A Investor Charge-offs set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class A Investor Charge-offs	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1999-3 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

C)	Information Regarding Distributions to the Class B Certificateholders
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class B Certificateholders on November 15, 2004 per $1,000 Original Principal Amount	2.0236112000

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount	2.0236112000

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 Original Principal Amount	0.0000000000

D)	Class B Investor Charge-offs and Reimbursement of Charge-offs

	1)	The amount of Class B Investor Charge-offs	$0.00

	2)	The amount of Class B Investor Charge-offs set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class B Investor Charge-offs	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1999-3 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

E)	Information Regarding Distributions to the Collateral Interest Holder
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Collateral Interest Holder on Distribution Date: November 15, 2004 per $1,000 Original Principal Amount	6.0416666000

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Collateral Interest, per $1,000 Original Principal Amount	6.0416666000

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Collateral Interest, per $1,000 Original Principal Amount	0.0000000000

F)	Collateral Interest Investor Charge-offs and Reimbursement of Charge-offs

	1)	The amount of Collateral Interest Investor Charge-offs	$0.00

	2)	The amount of Collateral Interest Investor Charge-offs set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Collateral Interest Investor Charge-offs	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount	0.0000000000